UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 24, 2011

INTERNATIONAL RECTIFIER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-7935	95-1528961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 North Sepulveda Boulevard, El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

(310) 726-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On February 24, 2011, International Rectifier Corporation (“IRF”) entered into a definitive agreement (the “Agreement”) to acquire CHiL Semiconductor Corporation (“CHIL”) for $75 million in cash subject to a working capital adjustment, by means of a merger of a subsidiary of IRF with and into CHIL (the “Merger”), with CHIL becoming a wholly-owned subsidiary of IRF.

The transaction is expected to close in March 2011 subject to certain customary closing conditions, including, among others, (i) the absence of any material adverse events occurring after the date of the Agreement, (ii) entry by certain of CHIL’s employees into employment arrangements with IRF and (iii) delivery by CHIL of audited consolidated financial statements for December 31, 2009 and December 31, 2010.  The Agreement includes customary representations, warranties, interim covenants, indemnities, non-competition, non-solicitation and confidentiality provisions.  The Agreement provides that $11,250,000 of the purchase price will be placed into escrow for a one year period to secure indemnification rights of IRF under the Agreement.

The foregoing description of the Agreement is qualified in entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 2.1 and the terms are incorporated herein by reference.  The Agreement has been attached to provide investors with information regarding its terms.  It is not intended to provide any other factual or financial information about IRF or CHIL.  The representations, warranties and covenants contained in the Agreement were made only for purposes of that Agreement and as of specific dates; were solely for the benefit of the parties to the Agreement and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or conditions of IRF or CHIL. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures by IRF.

Item 8.01. Other Events.

On February 25, 2011, IRF issued a press release announcing that it had entered into the Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated February 24, 2011, by and among International Rectifier Corporation, Cancun Merger Corp., CHiL Semiconductor Corporation, solely for purposes of specified Sections, the Equityholders party thereto, and, solely for the purposes of specified Sections, Shareholder Representative Services LLC, solely in its capacity as the Equityholders’ representative.

99.1	Press release issued by International Rectifier Corporation, dated February 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2011	INTERNATIONAL RECTIFIER CORPORATION

	By:	/s/ Timothy E. Bixler
	Name:	Timothy E. Bixler
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated February 24, 2011, by and among International Rectifier Corporation, Cancun Merger Corp., CHiL Semiconductor Corporation, solely for purposes of specified Sections, the Equityholders party thereto, and, solely for the purposes of specified Sections, Shareholder Representative Services LLC, solely in its capacity as the Equityholders’ representative.

99.1	Press release issued by International Rectifier Corporation, dated February 25, 2011.